EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms F-3 (No. 333-196286) of Seadrill Partners LLC of our report dated April 27, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/PricewaterhouseCoopers LLP
Uxbridge, United Kingdom
April 27, 2017